UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 12, 2017

INVESTMENT TECHNOLOGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32722	95-2848406
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Liberty Plaza, 165 Broadway New York, New York	10006
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 588-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On January 12, 2017, ITG Inc. (“ITG Inc.”), a wholly-owned subsidiary of Investment Technology Group, Inc. (the “Company”), reached a final settlement with the Securities and Exchange Commission (the “SEC”) to resolve the previously disclosed SEC inquiry into ITG Inc.’s activity with respect to pre-released American Depositary Receipts (“ADRs”), substantially all of which related to its matched-book operations.  ITG Inc.’s activity in pre-released ADRs was discontinued in the fourth quarter of 2014, with all outstanding transactions completely wound down by the end of 2014.

The SEC’s order alleges violations of Section 17(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”) and Section 15(b)(4)(E) of the Securities Exchange Act of 1934, as amended.  In the settlement, ITG Inc. neither admitted nor denied the allegations contained in the SEC’s order but agreed to cease-and-desist from committing or causing any violations of Securities Act Section 17(a)(3). The settlement also censured ITG Inc. and ordered ITG Inc. to pay a total of $24.5 million, which includes disgorgement of $15.1 million, prejudgment interest of $1.9 million, and a civil monetary penalty of $7.5 million.  The SEC’s order credits ITG Inc.’s cooperation through its voluntary meetings with the SEC staff on multiple occasions as well as remedial actions taken by ITG Inc. and the Company, including changes to the Company’s Board and senior management, the creation of a new Global Risk Committee to promote compliance policies and address the various risks presented by the Company’s global activities, a review of training curriculum and re-locating the Company’s Global Chief Compliance Officer to the trading floor.

The Company plans to take an additional charge of $2.4 million, or $0.07 per share in the fourth quarter of 2016, representing the amount by which the final settlement exceeded the amount reserved during the third quarter of 2016. The Company also expects to incur approximately $1.3 million, or $0.02 per share in additional legal fees related to this matter during the fourth quarter of 2016.

FORWARD-LOOKING STATEMENTS

In addition to historical information, this report may contain “forward-looking” statements that reflect management’s expectations for the future. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue” and the negative of these terms and other comparable terminology. A variety of important factors could cause results to differ materially from such statements.

Certain of these factors are noted throughout the Company’s 2015 Annual Report on Form 10-K and its Form 10-Qs (as amended, if applicable) and include, but are not limited to, general economic, business, credit, political and financial market conditions, both internationally and domestically, financial market volatility, fluctuations in market trading volumes, effects of inflation, adverse changes or volatility in interest rates, fluctuations in foreign exchange rates, evolving industry regulations and regulatory scrutiny, customer or shareholder reaction to the Company’s settlement of the SEC’s inquiry regarding pre-released ADRs or further proceedings or sanctions based on the Company’s ADR activity, the outcome of other contingencies such as legal proceedings or governmental or regulatory investigations, the volatility of the Company’s stock price, changes in tax policy or accounting rules, the ability of the Company to recognize its deferred tax assets, the actions of both current and potential new competitors, changes in commission pricing, rapid changes in technology, errors or malfunctions in the Company’s systems or technology, cash flows into or redemptions from equity mutual funds, ability to meet liquidity requirements related to the clearing of the Company’s customers’ trades, customer trading patterns, the success of the Company’s products and service offerings, the Company’s ability to continue to innovate and meet the demands of its customers for new or enhanced products, the Company’s ability to protect its intellectual property, the Company’s ability to execute on strategic initiatives or transactions, the Company’s ability to attract and retain talented employees and the Company’s ability to pay dividends or repurchase its common stock in the future.

The forward-looking statements included herein represent the Company’s views as of the date of this report. The Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason unless required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTMENT TECHNOLOGY GROUP, INC.

	By:	/s/ Angelique F.M. DeSanto
Name: Angelique F.M. DeSanto
Title: Managing Director, General Counsel and Secretary and Duly Authorized Signatory of Registrant

Dated: January 12, 2017